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                                HALE AND DORR LLP


                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000



                                                                       EXHIBIT 5
                                                                       ---------

                                  June 11, 1998

Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B-125
Wilmington, MA  01887

Ladies and Gentlemen:

         We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by certain selling stockholders of the Company of 779,268 shares of common stock, $.00004 par value per share (the "Warrant Shares"), issuable upon exercise of warrants (the "Warrants"), of Ascent Pediatrics, Inc., a Delaware corporation (the "Company").

         We have examined the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.

         We express no opinion herein as to the laws of any stock or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized and validly issued, fully paid and non-assessable.

         It is our understanding that this opinion is to be used only in connection with the offer and sale of the Warrant Shares while the Registration Statement is in effect.





Washington, DC                    Boston, MA                         London, UK*
--------------------------------------------------------------------------------

              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)


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Ascent Pediatrics, Inc.
June 11, 1998
Page 2


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ Hale and Dorr LLP

                                             HALE AND DORR LLP